UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

RAND CAPITAL CORPORATION

(Name of the Registrant as Specified in its Charter)

User-Friendly Phone Book, LLC

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On May 8, 2019, User-Friendly Phone Book, LLC issued a press release which is filed as Exhibit 1 hereto and is incorporated herein by reference.

User-Friendly Phone Book Urges Rand Capital Shareholders to Vote Against Flawed Transaction with East Asset Management

Don’t Give Up Control of Rand for Inadequate Consideration; Vote “AGAINST” All Proposals in the WHITE Proxy Card Today

Questions? Need help? Contact MacKenzie Partners at 1 (800) 322-2885 or at proxy@mackenziepartners.com

THE WOODLANDS, TEXAS – May 8, 2019 – User-Friendly Phone Book, LLC (“User-Friendly”), the largest shareholder of Rand Capital Corporation (“Rand” or the “Company”) (NASDAQ:RAND) owning 1,455,993 shares or approximately 23.0% of the Company, today urged Rand shareholders to vote AGAINST the proposed transaction with East Asset Management, LLC (“East”) using the WHITE proxy card at the special meeting of shareholders scheduled to take place on May 16, 2019 (the “Special Meeting”).

Bruce Howard, Chief Executive Officer of User-Friendly, said, “Rand has entered into a take-over agreement that we believe overwhelmingly benefits East Asset Management, at the vast expense of shareholders. It defies what we see as basic logic that the company would sell a majority of itself at a grossly inadequate price relative to net asset value, transferring corporate control and over $7.8 million in shareholder capital. We think there are better outcomes for shareholders and we urge our fellow shareholders to vote against the East transaction by using the WHITE proxy card today.”

Rand shareholders have a choice and the opportunity to exercise that choice by voting against the East deal. By voting against the transaction, Rand will be able to pursue a true strategic alternatives process that could lead to:

1.	A higher and fairer offer from East Asset Management;

2.	A higher and fairer offer from a third party; or

3.	An orderly sale of Rand’s portfolio

Should Rand pursue an orderly sale of its portfolio, which as of March 31, 2019, had an NAV of $5.06 per share, User-Friendly believes that shareholders should demand that the salaries of Rand management be reduced by 50% and that the board should consider implementing incentive bonus structures equal to 2-3% of the value of the assets sold, if they are sold within 6 months, dropping to 1-2% if they are sold between 6-12 months.

HIGHLIGHTS OF THE FLAWED EAST TRANSACTION AND WHY USER-FRIENDLY BELIEVES IT NEEDS TO BE VOTED DOWN

INADEQUATE PRICE: East’s $3.00 per share acquisition price represents an approximately 41% discount to the Company’s stated net asset value (NAV) of $5.06 per share as of March 31, 2019. This is in spite of the fact that East will gain a controlling interest, for which acquirers typically must pay a premium.

GREATER RETURN UPON LIQUIDATION: put another way, Rand shareholders would receive an approximately 69% greater return, relative to East’s $3.00 per share acquisition price, if Rand simply sold off its assets for their NAV of $5.06 per share, as recent transactions by the Company prove can be done.

SUBSTANTIAL DILUTION: current shareholders’ investment in Rand will be diluted by approximately 24% as a result of the East transaction, reducing the NAV per share by $1.24 to $3.82 per share. At the same time, East will see the NAV of its investment increase 82 cents per share, or 27%. This significant transfer of wealth from current shareholders to East has somehow been approved by Rand management.

POTENTIAL TAX CONSEQUENCES: there is no assurance that Rand will declare the Special Dividend (or any cash dividends going forward), and if it does declare the Special Dividend, the Special Dividend may not include sufficient cash to provide shareholders with the ability to fully satisfy the resulting tax obligation.

CONFLICTS OF INTEREST: the Adviser’s fee structure under the proposed Investment Management Agreement misaligns the interests of the Adviser and the Company’s shareholders.

QUESTIONABLE VALUATIONS: there is no credible support that the value of the assets to be contributed by East (the “Contributed Assets”), which comprise 52.4% of the aggregate consideration to be received by Rand, has been accurately measured.

DON’T GIVE UP CONTROL OF RAND FOR INADEQUATE CONSIDERATION

PLEASE VOTE “AGAINST” ALL PROPOSALS ON THE ENCLOSED WHITE PROXY CARD TODAY.

DISCARD ANY CARD YOU RECEIVE FROM RAND.

We appreciate your support, and if you need assistance or have any questions, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or (212) 929-5500 or by email to proxy@mackenziepartners.com.

2

CERTAIN INFORMATION CONCERNING THE PARTICIPANT

User-Friendly Phone Book, LLC (“User-Friendly”) is the sole participant in this solicitation. User-Friendly has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) consisting of a proxy statement and accompanying WHITE proxy card to be used to solicit proxies to vote against the proposed transaction with East Asset Management, LLC at the Special Meeting of Stockholders of Rand Capital Corporation (the “Company”) scheduled to be held on May 16, 2019.

USER-FRIENDLY STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, USER-FRIENDLY WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO USER-FRIENDLY’S PROXY SOLICITOR, MACKENZIE PARTNERS, INC., TOLL-FREE AT (800) 322-2885 or (212) 929-5500.

As of the date hereof, User-Friendly owns 1,455,993 shares of common stock of the Company, representing approximately 23.0% of the issued and outstanding shares of the Company.

About User-Friendly Phone Book

Operating since 1999, User Friendly Media boasts a portfolio of print, digital and mobile marketing solutions for small business. The company’s product suite includes 35 print directories, User Friendly Apps, a mobile app builder, User Friendly Mobile ads, a platform for serving locally-targeted mobile ad impressions and GoLocal247.com, one of the fastest growing local business directory websites in the country.

Investor Contact:

Paul Schulman / David Whissel

MacKenzie Partners

212-929-5500

Media Contact:

Dan Gagnier / Jeffrey Mathews

Gagnier Communications

646-569-5897

3